EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant To Section 906 of The

Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report on Form 10-Q of The Mills Limited Partnership (“Mills LP”) for the quarterly period ended June 30, 2004 filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Laurence C. Siegel and Mary Jane Morrow, Chief Executive Officer and Chief Financial Officer, respectively, of The Mills Corporation, in its capacity as the general partner of Mills LP, certify on the date hereof that to our knowledge:

(i) Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mills LP.

Dated: August 5, 2004

/s/ LAURENCE C. SIEGEL
Laurence C. Siegel
Chief Executive Officer
of The Mills Corporation,
in its capacity as general partner of
The Mills Limited Partnership

/s/ MARY JANE MORROW
Mary Jane Morrow
Chief Financial Officer
of The Mills Corporation,
in its capacity as general partner of
The Mills Limited Partnership

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.